CUMMINGS PROPERTIES, LLC
STANDARD FORM
COMMERCIAL LEASE

W11130563-RSY-D

Cummings Properties, LLC ("LESSOR") hereby leases to PixarBio Corporation (a NV corp.), 81 Lake Shore Road, Salem, NH 03079 ("LESSEE"), the following premises, approximately 7,479 square feet (including 10.7% common area) at 200 Boston Avenue, Suites 1250 and 1875, Medford, MA 02155 ("premises"), for a term of five years and two months commencing at noon on February 1, 2014 and ending at noon on March 30, 2019 unless sooner terminated as herein provided. LESSOR and LESSEE now covenant and agree that the following terms, conditions, covenants and obligations ("terms") shall govern this lease.

1. **RENT.** LESSEE shall pay LESSOR base rent of two hundred seventy three thousand seven hundred thirty one (273,731) U.S. dollars per year, drawn on a U.S. bank, in monthly installments of $ 22,810.91 on or before the first day of each calendar month, without offset or deduction. The first monthly payment, plus an appropriate fraction of a monthly payment for any portion of a month at the commencement of the lease term, shall be made upon LESSEE's execution of this lease. All payments shall be made to LESSOR at 200 West Cummings Park, Woburn, Massachusetts 01801, or at such other place designated in writing by LESSOR. If the "Cost of Living" has increased as shown by the Consumer Price Index (Boston, Massachusetts, all items, all urban consumers), U.S. Bureau of Labor Statistics ("Index"), then base rent due during each calendar year of this lease and any extensions thereof shall be adjusted in proportion to any increase in the Index. The base month from which to determine the amount of each increase shall be January 2014, which figure shall be compared with the figure for November 2014, and each November thereafter to determine the increase (if any) in base rent to be paid during the following calendar year. All such adjustments shall take place with the rent due each January 1. If the Index is discontinued, LESSOR shall substitute a comparable index in general use.

2. **SECURITY DEPOSIT.** LESSEE shall pay LESSOR a security deposit of $ 91,200, drawn on a U.S. bank, upon LESSEE's execution of this lease, which shall be held as security for LESSEE's performance herein and refunded to LESSEE without interest* ~~at~~ the end of this lease, subject to LESSEE's satisfactory compliance with the terms hereof. LESSEE may not apply the security deposit to any payment due under this lease. In the event of any breach of this lease by LESSEE,** however, LESSOR may apply the security deposit first to any outstanding invoice or other payment due to LESSOR, and then to outstanding rent. If all or any portion of the security deposit is applied to cure a default or breach during the term of this lease, LESSEE shall fully restore said deposit forthwith. LESSEE's failure to remit or restore the security deposit shall constitute a substantial lease default. If LESSEE fails to pay the security deposit and the initial rent payment, LESSOR may retake possession and relet the premises or declare this lease null and void for failure of consideration.

*within 30 days following **beyond any applicable notice and cure periods

3. **USE.** LESSEE shall use the premises only for executive and administrative offices and laboratory space

4. **REAL ESTATE TAX INCREASES.** LESSEE shall pay LESSOR as additional rent a proportionate share (based on square footage leased by LESSEE as compared with the total leaseable square footage of the building(s) of which the premises are a part ("building")) of any increase in the real estate taxes levied against the land and building ("property"), whether such increase is due to an increase in the tax rate or assessment, or a change in the method of determining real estate taxes. The base from which to determine the amount of any increase in taxes shall be the rate and assessment in effect for the fiscal year ending June 30, 2014, net of abatements, if any.

5. **UTILITIES.** LESSOR shall provide equipment per LESSOR's building standards to heat the premises in season and to cool all office areas between May 1 and November 1. LESSEE shall pay all charges for utilities used on the premises, including electricity, telecommunications, gas, oil, water and sewer, and shall use whichever utility service provider LESSOR shall designate. LESSEE shall also pay LESSOR a proportionate share of any other fees and charges relating in any way to utility use at the building, including charges for routine maintenance of any on-site septic system. LESSEE shall pay the utility provider or LESSOR, as applicable, for all such charges as determined by separate meters serving the premises and/or as a proportionate share if not separately metered.

6. **COMPLIANCE WITH LAWS.** LESSEE agrees not to use the premises in any way that may be unlawful, improper, noisy, offensive or contrary to any applicable statute, regulation, ordinance or bylaw. LESSEE shall fully comply with all applicable statutes, regulations, ordinances and bylaws relating to or arising out of its use, occupancy and operation of the premises and any allowed alterations herein including without limitation, maintaining Worker's Compensation Insurance and obtaining all licenses and permits necessary for LESSEE's use and occupancy of the premises.

7. **FIRE, CASUALTY, EMINENT DOMAIN.** Should a substantial portion of the premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR may elect to terminate this lease. When such an event renders the premises substantially unsuitable for the use described above, a proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease if: (a) LESSOR fails to give written notice within 30 days after said event of its intention to restore the premises; or (b) LESSOR fails to restore the premises to a condition substantially suitable for the use described above within 90 days after said event. LESSOR reserves all rights for damages or injury to the premises for any taking by eminent domain, except for damage to LESSEE's property or equipment.

8. **FIRE INSURANCE.** LESSEE shall not permit any use of the premises which will adversely affect or make voidable any insurance on the property, or the contents of the building, or which shall be contrary to any law, regulation or recommendation made by the Insurance Services Office (or successor organization), state fire prevention agency, local fire department, LESSOR's insurer or any similar entity. LESSEE shall on demand reimburse LESSOR and all other tenants all extra insurance premiums caused by LESSEE's use of the premises. LESSEE shall not vacate the premises or permit same to be unoccupied other than during LESSEE's customary non-business days or hours, or cause or allow the utilities serving the premises to be terminated.

9. **SIGNS.** LESSOR* ~~may~~ at its expense, identify LESSEE's occupancy of the premises with a building standard sign at the main entry to the premises and, if applicable, on the building's directory. LESSEE shall obtain LESSOR's prior written consent before erecting any additional sign(s), and shall erect and maintain any such sign(s) in accordance with LESSOR's building standards for style, size, wording, design, location, etc., now or hereafter made by LESSOR. LESSOR may, at LESSEE's expense, remove and dispose of any sign not properly approved, erected or maintained.

*shall

WA LESSOR ___ LESSEE

11. **, within 30 days following receiving such notice,

10. **MAINTENANCE.** Except as otherwise provided below, LESSOR will maintain the structure, roof, landscaping, heating and cooling equipment, sprinklers, doors, plumbing and electrical wiring at the premises, but specifically excluding damage caused by the careless, malicious, willful or negligent acts of LESSEE or others, and chemical, corrosion or water damage from any source. LESSEE agrees to maintain at its expense all other aspects of the premises in the same condition as they are when delivered to LESSEE or as they may be put in during the lease term, normal wear and tear* only excepted, and whenever necessary, to replace light bulbs and glass, acknowledging that the premises are now in good order. LESSEE shall properly control and vent all chemicals, radioactive materials, smoke, odors and other materials that may be harmful, and shall not cause the area surrounding the premises or any other common area to be in anything other than a neat and clean condition, and shall appropriately dispose of all waste. LESSEE shall be solely responsible for any damage to any equipment serving the premises or the building which results from the storage, discharge or use of any substance by LESSEE. LESSEE shall not permit the premises to be overloaded, damaged, stripped or defaced, nor suffer any waste, and will not bring or keep animals therein. If the premises include any wooden mezzanine-type space, the floor capacity of such space is suitable only for light office or storage use. LESSEE will protect any flooring with chair pads under any rolling chairs and shall maintain sufficient heat to prevent freezing of pipes or other damage. Any increase in heating, ventilating, air conditioning, plumbing or electrical equipment or capacity, and any installation or maintenance of any "non-building standard" leasehold improvements or equipment which is associated with some specific aspect of LESSEE's use, whether installed by LESSOR, LESSEE or a prior occupant, shall be LESSEE's sole responsibility and at LESSEE's expense. All maintenance provided by LESSOR shall be during LESSOR's normal business hours.
*and damage not caused by the negligence or willful misconduct of LESSEE, its employees, agent, callers, contractors and/or invitees

11. **ASSIGNMENT OR SUBLEASE.** Provided LESSEE is not in default of any terms hereof, LESSEE may assign this lease or sublet or allow another entity or individual to occupy all or part of the premises, but only with LESSOR's prior written consent in each instance. In no case may LESSEE assign this lease or sublet the premises to any other current or prospective tenant of LESSOR, or any affiliate of such current or prospective tenant. As a condition to any assignment or sublease, an additional security deposit shall be paid to and held by LESSOR. If LESSEE notifies LESSOR in writing of its desire to assign this lease* or sublet, LESSOR may** elect to terminate this lease, at an effective date to be determined by LESSOR, upon written notice to LESSEE. Notwithstanding LESSOR's consent to any assignment or sublease, LESSEE and GUARANTOR shall remain liable for the payment of all rent and for the full performance of all terms of this lease.
*other than in connection with a permitted transfer in accordance with Paragraph W of the Rider to Lease **(see above)

12. **ALTERATIONS.** LESSEE shall not make structural alterations, additions or improvements of any kind to the premises, but may make nonstructural alterations, additions or improvements with LESSOR's prior written consent ("allowed alterations"). All allowed alterations shall be at LESSEE's expense and shall conform with LESSOR's building standards and construction specifications. If LESSOR or its agents provide(s) any services or maintenance in connection with the allowed alterations and the review thereof, LESSEE will promptly pay any just invoice. LESSEE shall obtain, prior to the commencement of any work, a lien waiver from any contractor performing work at the premises. LESSEE shall not permit any mechanics' liens or similar liens to remain upon the premises in connection with any work performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith without cost to LESSOR. All allowed alterations shall become part of the premises and the property of LESSOR. LESSOR shall have the right at any time to make additions to the building, to change the arrangement of parking areas, stairs or walkways, or otherwise to alter common areas or the exterior of the building, provided that such alterations do not unreasonably interfere with LESSEE's use of the premises.

13. **LESSOR'S ACCESS.** LESSOR, its agents or designees may at any reasonable time enter to view the premises; to show the premises to others; to make repairs and alterations as LESSOR, its agents or designees should elect to do for the premises, the common areas, or any other portions of the building; and without creating any obligation or liability for LESSOR, but at LESSEE's expense, to make repairs which LESSEE is required but has failed to do.

14. **SNOW REMOVAL.** The plowing of snow from all roadways and unobstructed parking areas shall be at the sole expense of LESSOR. The control of snow and ice on all walkways, steps and loading areas serving the premises and all other areas not readily accessible to plows shall be the sole responsibility of* ~~LESSEE~~. Notwithstanding the foregoing, LESSEE shall hold LESSOR and OWNER harmless from any and all claims by LESSEE, its employees, agents, callers or invitees for personal injuries and/or property damage resulting in any way from snow or ice on any area serving the premises.
*LESSOR

15. **ACCESS AND PARKING.** LESSEE may without additional charge use parking spaces provided for the building in common with others. The number of spaces used by LESSEE, its employees, agents, callers and invitees, which shall be presumed to equal the number of persons present at the premises, shall not at any time exceed LESSEE's proportionate share of the total spaces for the building. LESSEE shall not obstruct any portion of the building or its common areas. No unattended parking (i.e., parking where the driver of a vehicle is not readily available at the premises to relocate said vehicle) will be permitted between 7:00 PM and 7:00 AM without LESSOR's prior written approval, and from November 15 through March 31 annually, such parking shall be permitted only in designated overnight parking areas. Unregistered or disabled vehicles or trailers of any type may not be parked at any time. LESSOR may tow, at LESSEE's sole risk and expense, any misparked vehicle belonging to LESSEE, its employees, agents, callers or invitees, at any time. LESSOR may record activities at the building with unmonitored cameras, however, LESSEE agrees that LESSOR is not in any way providing any security services for LESSEE, its employees, agents, callers or invitees and accepts full responsibility for protecting the persons and property of LESSEE, its employees, agents, callers and invitees.

16. **LIABILITY.** LESSEE shall be solely responsible as between LESSOR and LESSEE for death or personal injuries to all persons and/or property damage, including damage by fire or other casualty, occurring in or on the premises (including any common areas as defined below) and arising out of the use, control, condition or occupancy of the premises by LESSEE, except for death, personal injuries and/or property damage directly resulting from the ~~sole~~ negligence of LESSOR. LESSEE agrees to indemnify and hold harmless LESSOR and OWNER from any and all liability, including but not limited to costs, expenses, damages, causes of action, claims, judgments and attorney's fees caused by or in any way arising out of any of the aforesaid matters. All common areas, including but not limited to any parking areas, stairs, corridors, roofs, walkways and elevators ("common areas") shall be considered a part of the premises for purposes of Sections 16 and 17 when they are used by LESSEE, its employees, agents, callers or invitees.

17. **INSURANCE.** LESSEE shall secure and carry at its expense a commercial general liability policy insuring LESSEE, LESSOR and OWNER against any claims based on personal injuries (including death) and/or property damage arising out of the use, control, condition or occupancy of the premises, including any common areas, by LESSEE, its employees, agents, callers or invitees, including damage by fire or other casualty, such policy to insure LESSEE, LESSOR and OWNER against any claim up to $1,000,000 for each occurrence involving personal injuries (including death), and $1,000,000 for each occurrence involving property damage. This insurance shall be primary to and not contributory with any insurance carried by LESSOR, whose insurance shall be excess. LESSOR and OWNER shall be included in each such policy as additional insureds using ISO Form CG 20 26 11 85 or some other form approved in writing by LESSOR, and each such policy shall be issued by a company or companies satisfactory to LESSOR. Prior to occupancy, LESSEE shall deliver to LESSOR certificates and any applicable riders or endorsements showing that such insurance is in force, and thereafter will provide renewal certificates at least 15 days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least 10 days' prior written notice to each insured. If LESSEE fails to provide or maintain such insurance at any time during the term of this lease, LESSOR may elect to contract for such insurance, and LESSEE shall pay LESSOR any costs that LESSEE would incur for such insurance in complying with this section, plus LESSOR's administrative expenses.

18. **BROKERAGE.** LESSEE warrants and represents that it has dealt with no broker, tenant representative or third party in connection with this lease, and agrees to indemnify LESSOR against any brokerage claims arising out of this lease. LESSOR warrants and represents that it has employed no exclusive broker or agent in connection with this lease. If either LESSOR or LESSEE introduces a broker, tenant representative or other third party on its behalf for any extension or expansion of this lease, any fees or commissions shall be the sole responsibility of the party engaging such broker, tenant representative or third party.

EWA LESSOR ___ LESSEE

20. **or in the event such default cannot be cured within said 30-day period, LESSEE shall not have commenced to to cure and be diligently proceeding to cure

19. **SUBORDINATION.** This lease shall be subject and subordinate to any and all mortgages and other like instruments made at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such instruments as necessary to show the subordination of this lease to said mortgages or other such instruments.

20. **DEFAULT AND RENT ACCELERATION.** In the event that (a) any assignment for the benefit of creditors, trust mortgage, receivership or other insolvency proceeding shall be made or instituted with respect to LESSEE or LESSEE's property or (b) LESSEE shall default in the observance or performance of any terms herein, and such default shall not be corrected within *~~10~~ days after written notice thereof, ** then LESSOR shall have the right thereafter, while such default continues and without demand or further notice, to re-enter and take possession of the premises, to declare the term of this lease ended, and/or to remove LESSEE's effects, without liability, including for trespass or conversion, and without prejudice to any other remedies. If LESSEE defaults in the payment of any rent, and such default continues for 10 days after written notice thereof, and, because both parties agree that nonpayment of said sums is a substantial breach of this lease, and, because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then, in addition to any other remedies, the net present value of the entire balance of rent due herein as of the date of LESSOR's notice, using the published prime rate then in effect, shall immediately become due and payable as liquidated damages, since both parties agree that such amount is a reasonable estimate of the actual damages likely to result from such breach. No actions taken by LESSOR under this section shall terminate LESSEE's obligation to pay rent under this lease, as liquidated damages or otherwise. Any sums received by LESSOR from or on behalf of LESSEE at any time shall be applied first to any unamortized improvements completed for LESSEE's occupancy, then to any unpaid invoice or other payment due to LESSOR and then to unpaid rent. LESSEE shall pay any invoice within 10 days after receipt. If any rent and/or other payment is not received by LESSOR when due, then LESSEE shall pay LESSOR a one-time late charge for each past due payment equal to one percent of such overdue amount or $35 (whichever is greater) and interest at the rate of 18 percent per annum on any past due payment.

*30 **(See above)

21. **NOTICE.** Any notice from LESSOR to LESSEE under this lease shall be given in writing and shall be deemed duly served when left at the premises, served by constable, sent by recognized courier service with a receipt therefor or mailed by certified or registered mail, return receipt requested, postage prepaid to LESSEE at the premises or such other address as LESSEE may designate in writing. Any notice from LESSEE to LESSOR under this lease shall be given in writing and shall be deemed duly served only when served by constable, or delivered to LESSOR by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefor, addressed to LESSOR at 200 West Cummings Park, Woburn, Massachusetts 01801 or to the last address designated by LESSOR. No oral, facsimile or electronic notice shall have any force or effect. Time is of the essence in the service of any notice.

22. **OCCUPANCY.** If LESSEE takes possession of the premises prior to the commencement of this lease, LESSEE shall perform all terms of this lease from the date it takes possession. LESSOR may require LESSEE to relocate to another similar premises (which shall be within the same municipality as the current premises, unless LESSEE is not regularly occupying the premises) at any time during the lease term upon written notice to LESSEE and on terms comparable to those herein. LESSEE shall be liable to LESSOR for any and all loss, damages and/or expenses incurred by LESSOR if LESSEE fails to relocate as required herein. If LESSEE occupies, controls or encumbers any part of the premises after the termination of this lease without LESSOR's written permission, LESSEE shall be liable to LESSOR for any and all loss, damages and/or expenses incurred by LESSOR, and all terms of this lease shall continue to apply, except that use and occupancy payments shall be due in full monthly installments at a rate which shall be two times the greater of the monthly rent due under this lease immediately prior to termination or LESSOR's then current published rent for the premises, it being agreed that such extended occupancy is a tenancy at sufferance, solely for the benefit and convenience of LESSEE and of greater rental value. LESSEE's occupancy, control, or encumbrance of any part of the premises beyond noon on the last day of any rental period shall constitute occupancy for an entire additional month, and increased payment as provided in this section shall be immediately due and payable. LESSOR's acceptance of any payments shall not alter LESSEE's status as a tenant at sufferance.

23. **FIRE PREVENTION.** LESSEE agrees to use all reasonable precautions against fire, to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment and exit signs, and to complete any other modifications within the premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local fire department, LESSOR's insurer or any similar entity.

24. **OUTSIDE AREA.** Anything held or stored by LESSEE in any common area without LESSOR's prior written consent shall be deemed abandoned and may be removed or disposed of by LESSOR at LESSEE's expense without notice. LESSEE shall maintain a building standard size dumpster in a location approved by LESSOR, which dumpster shall be provided and serviced at LESSEE's expense by whichever disposal firm LESSOR designates. Alternatively, if a shared dumpster or compactor is provided by LESSOR, LESSEE shall pay the disposal firm or LESSOR, as applicable, LESSEE's proportionate share of any charges associated therewith.

25. **ENVIRONMENT.** LESSEE shall not interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others by reason of odors, smoke, exhaust, vibrations, noise, pets, garbage or trash, vermin or other pests, or otherwise, and will at its expense employ a professional pest control service if determined necessary by LESSOR. No oil, hazardous material or waste shall be used, stored, disposed of, or allowed to remain at the premises at any time without LESSOR's written approval, and LESSEE shall be solely responsible for, and shall indemnify and hold harmless LESSOR and OWNER from, any and all corrosion or other damage in any way associated with the use, storage, disposal and/or release of same by LESSEE. LESSEE agrees to provide and maintain effective devices for preventing damage to the building and property from deionized water, chemicals or hazardous materials which may be used or present at the premises.

26. **RESPONSIBILITY.** Neither LESSOR nor OWNER shall be liable to anyone for, nor shall LESSEE's terms under this lease be reduced because of, loss or damage caused in any way by the use, leakage, discharge, seepage, flooding or escape of water or sewage in any form or from any source, or by the interruption or cessation of any service rendered customarily to the premises or building or agreed to by the terms of this lease, by any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained, or by any change in any utility or service provider, or by any cause beyond LESSOR's immediate control. Except as otherwise provided for in this lease, neither LESSOR nor OWNER nor LESSEE shall be liable for any special, incidental, indirect or consequential damages, including but not limited to lost profits or loss of business, arising out of or in any manner connected with performance or nonperformance under this lease, even if any party has knowledge of the possibility of such damages.

27. **SURRENDER.** On or before the termination of this lease, LESSEE shall remove all of its goods and effects from the premises, and shall deliver to LESSOR exclusive and unencumbered possession of the premises and all keys and locks thereto, all fixtures, equipment ~~and workstations of any type~~ connected therewith, and all allowed alterations made to or upon the premises, whether completed by LESSEE, LESSOR or others, including but not limited to any offices, window blinds, floor coverings, computer floors, plumbing and plumbing fixtures, heating, ventilating and air conditioning equipment, ductwork, exhaust fans, chillers, security, surveillance and fire protection systems, telecommunications and data wiring, cable trays, ~~telephone systems,~~ air and gas distribution piping, compressors, cranes, hoists, cabinets, counters, shelving, signs, electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, transformers, generators, distribution panels, bus ducts, raceways, receptacles and disconnects, and all furnishings and equipment which have been bolted, welded, nailed, screwed, glued or otherwise attached to any wall, floor, ceiling, roof, pavement or ground, or which have been directly wired, ducted or plumbed to any portion of any building or other system serving the premises. Prior to surrender, LESSEE shall, at LESSOR's option, remove or label for future use any and all wiring and cabling installed and/or used by LESSEE. LESSEE shall deliver the premises broom clean, fully sanitized from any chemicals or other contaminants, and in at least the same condition as they were at the commencement of this lease ~~or any prior lease between the parties for the premises~~, or as they were modified during said term with LESSOR's written consent, reasonable wear and tear only excepted, and LESSEE shall be deemed to be encumbering the premises until it delivers the premises to LESSOR in the condition as required herein. Any of LESSEE's property that remains at the premises upon termination of this lease shall be deemed abandoned and shall be disposed of as LESSOR sees fit, without LESSOR being liable for any loss or damage thereto, and at the sole risk of LESSEE. LESSOR may remove and store any such property at LESSEE's expense; retain same under LESSOR's control; sell same without notice at a public or private sale and apply the net proceeds of such sale to the payment of any sum due herein; or destroy same. Notwithstanding the delivery of any keys to LESSOR, in no case shall the premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties. The parties' rights and obligations under this section shall survive termination of the lease.

LESSOR LESSEE

28. **GENERAL.** (a) The invalidity or unenforceability of any clause or provision of this lease shall not affect or render invalid or unenforceable any other clause or provision hereof. (b) No consent or waiver, express or implied, by LESSOR to or of any breach of any obligation of LESSEE shall be construed as a consent or waiver to or of any other breach of the same or any other obligation. (c) The terms of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable for obligations occurring only while lessor or owner of the premises. (d) This lease is made and delivered in the Commonwealth of Massachusetts, and shall be interpreted, construed and enforced in accordance with the laws thereof and only in a court therein. Any action or proceeding arising out of this lease shall be brought by LESSEE within one year after the event giving rise to the claim has occurred. (e) If LESSOR or OWNER is a trust, corporation or other limited liability entity, the obligations of LESSOR shall be binding upon the trust, corporation or other entity, but not upon any trustee, officer, director, shareholder, member, limited partner or beneficiary individually. (f) If LESSOR is not the owner ("OWNER") of the premises, LESSOR represents that OWNER has agreed to be bound by the terms of this lease unless LESSEE is in default hereof. (g) If LESSEE is more than one person, corporation, other legal entity, partnership or some combination thereof, LESSEE's obligations are joint and several. Unless repugnant to the context, "LESSOR" and "LESSEE" mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns. (h) This lease is the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between the parties, superseding all prior oral and written agreements, representations and statements and LESSEE agrees to keep all financial and other terms of this lease confidential. This lease may not be amended except by written agreement signed by both parties, or as otherwise provided herein, and no oral or written representation shall have any effect hereon. (i) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the premises for the use described above. (j) If, for any reason, LESSOR does not deliver possession of the premises as provided herein, unless a delay is caused or contributed to in any way by LESSEE, the rent, excluding the cost of any amortized improvements, shall be proportionately abated until LESSOR delivers possession, and LESSOR shall use reasonable efforts to deliver possession at the earliest practical date. LESSEE agrees that said abatement shall be LESSEE's sole remedy for any delay in delivery of possession and that LESSOR shall not be liable for any damages to LESSEE for such delay. (k) Neither the submission of this lease form or any amendment hereof, nor the acceptance of the security deposit and/or rent shall constitute a reservation of or option for the premises, or an offer to lease, it being expressly understood and agreed that neither this lease nor any amendment shall bind either party in any manner whatsoever unless and until it has been executed by both parties. (l) LESSEE shall not be entitled to exercise any option in this lease, the attached Rider to Lease or any subsequent amendment or extension, or receive LESSOR's consent as provided for herein, if LESSEE is at that time in default of any terms hereof.* (m) No restriction, condition or other endorsement by LESSEE on any payment, nor LESSOR's deposit of any full or partial payment, shall bind LESSOR in any way or limit LESSOR's rights under this lease. (n) LESSEE shall pay LESSOR for all** legal and administrative fees and expenses incurred by LESSOR due to any consent requested by LESSEE or in enforcing any terms of this lease. (o) LESSEE will conform to all rules and regulations now or hereafter made by LESSOR for parking, for the care, use and/or alteration of the building, its facilities and approaches, and for the administration of this lease, and will not permit any employee, agent, caller or invitee to violate this lease or any of its terms. (p) LESSEE's covenants under this lease shall be independent of LESSOR's covenants, and LESSOR's failure to perform any of its covenants under this lease, including a covenant constituting a significant inducement to LESSEE to enter into this lease, shall not excuse the payment of rent or any other charges by LESSEE or allow LESSEE to terminate this lease. (q) LESSOR, LESSEE, OWNER and GUARANTOR hereby waive any and all rights to a *jury* trial in any proceeding in any way arising out of the subject matter of this lease. (r) **See attached Rider to Lease for additional provisions.**

*beyond any applicable notice and cure periods **reasonable

29. **SECURITY AGREEMENT.** LESSEE hereby grants LESSOR a continuing security interest in all existing and hereafter acquired property of LESSEE kept in any of LESSOR's buildings (excluding LESSEE's intellectual property, patents and accounts receivable) to secure the performance of all LESSEE's obligations under this lease or any subsequent lease between the parties. LESSEE authorizes LESSOR to file a financing agreement or statement in connection with this security interest. This provision shall survive termination of this lease, shall continue under any subsequent lease between the parties, and shall not negate or replace any continuing security interest of LESSOR under any prior lease between the parties. Default in the payment or performance of any of LESSEE's obligations under this lease or any subsequent lease shall be a default under this security agreement, and shall entitle LESSOR to immediately exercise all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the Commonwealth of Massachusetts. In the event of default, LESSEE agrees to assist and facilitate LESSOR's exercise of its rights under this section.

30. **AUTOMATIC FIVE-YEAR EXTENSIONS.** This lease, including all terms, conditions, escalations, etc. shall be automatically extended for additional successive periods of five years each unless LESSOR or LESSEE [illegible] party's option not to so extend this lease. The time for serving such written notice shall be not more than 12 months nor less than six months prior to the expiration of the then current lease term. Time is of the essence.

This Paragraph Does Not Apply

In witness whereof, LESSOR and LESSEE, intending to be legally bound, have caused this lease to be executed this Dec 10 day of ______________, 20 13 .

LESSOR: **CUMMINGS PROPERTIES, LLC**

By: ______________________ *Duly authorized*

LESSEE: PIXARBIO CORPORATION

By: ______________________ *Duly authorized*

Francis M Reynolds
Print name

CEO
Title

GUARANTY

In consideration of LESSOR making this lease with LESSEE, GUARANTOR hereby personally and unconditionally guarantees the prompt payment of rent by LESSEE and the performance by LESSEE of all obligations of this lease, and any amendments, extensions and/or assignments thereof, with respect to the premises herein and any new premises that may become subject to this lease, and the [illegible] expenses, including reasonable legal and administrative fees, incurred by LESSOR in enforcing this guaranty. LESSOR's consent to any assignments, subleases, amendments and extensions by LESSEE or to any compromise or release of LESSEE's liability under this lease, with or without notice to the undersigned, or LESSOR's failure to notify the undersigned of any default and/or reinstatement of this lease, shall not relieve GUARANTOR from personal liability.

This Paragraph Does Not Apply

In witness whereof, the undersigned GUARANTOR, intending to be legally bound, has caused this guaranty to be executed this ____________ day of ______________, 20______.

______________________ *Signature*

Print name: ______________________

Address: ______________________

CUMMINGS PROPERTIES, LLC

STANDARD FORM W11130563-RSY-16

RIDER TO LEASE

The following additional terms are incorporated into and made a part of the attached lease and in the event of any conflict between any term of this Rider to Lease and the attached lease, the terms of this rider shall govern:

A. SOUTH ESSEX SEWERAGE DISTRICT. With respect to leases at Cummings Center and Dunham Road in Beverly (only), LESSEE shall fully comply with all regulations of the South Essex Sewerage District (SESD) now or hereafter in effect, including prompt filing with LESSOR of any documents required by the SESD. LESSEE agrees to indemnify and hold harmless LESSOR and OWNER from any and all liability arising out of any noncompliance of LESSEE with such regulations.

B. ACTIVITY AND USE LIMITATION. Except as provided below, with respect to leases at Cummings Center in Beverly and leases at 10 and 18 Commerce Way in Woburn (only), the following activities and uses are expressly prohibited at the property of which the premises are a part: residential uses (except for facilities for adult congregate care or assisted living, senior housing, nursing home uses and other adult residential facilities in certain designated areas of the property); child care, day care, or public or private elementary or secondary schools; a public park, playground or playing field, or other activities involving more than casual contact with the ground; cultivation out-of-doors of fruits and vegetables destined for human consumption; and fishing or swimming in the ponds and other waterways on or adjacent to the property. In addition, implementation of a health and safety plan is required for construction, utilities maintenance and other intrusive activities which are likely to involve extensive exposure to or contact with subsurface soils at the property. Notwithstanding the foregoing, residential, school, child care, day care and children's learning center uses (and associated outside recreational activities and/or associated playground) are authorized in specific locations at Cummings Center and/or 10 and 18 Commerce Way. As to Cummings Center, the Notice of Activity and Use Limitation dated April 26, 1996 was recorded at the Essex (South) Registry of Deeds at Book 13533, Page 559, and amended on September 2, 1997 (Book 14299, Page 257), June 19, 2003 (Book 21871, Page 314), March 10, 2005 (Book 24047, Page 1), August 11, 2006 (Book 25994, Page 425), and September 17, 2008 (Book 28043, Page 576). As to 10 and 18 Commerce Way, the Notice of Activity and Use Limitation dated December 12, 1996 was recorded at the Middlesex (South) Registry of Deeds at Book 26901, Page 293 and registered with the Middlesex Registry District of the Land Court as Document No. 1231513, and amended on September 24, 2002 (Book 36592, Page 499) and September 19, 2007 (Book 50124, Page 578 and Land Court Document No. 01454912).

C. CHANGE IN CORPORATE FORM. If LESSEE is a trust, corporation, partnership or other limited liability entity, LESSEE shall serve written notice to LESSOR within 30 days following the date LESSEE: (a) changes its legal name, (b) merges into or consolidates with a third party, (c) files articles of entity conversion, (d) changes its state of organization/registration, domestication, (e) voluntarily or involuntarily dissolves or revokes its articles of organization, articles of incorporation or other charter documents, or (f) changes any trustee(s).

D. LESSOR, at a charge to LESSEE of $200,000, shall complete alterations and improvements within the premises in accordance with the mutually agreed upon plan* attached hereto. LESSEE shall pay $108,333.33 of said $200,000 charge upon LESSEE's execution of this lease (the "Initial Payment"), and LESSEE shall pay the $91,666.67 balance of said charge as additional rent in 11 equal and consecutive monthly installments of $8,333.33 on or before the first day of each calendar month commencing March 1, 2014 and otherwise in accordance with Section 1 above. LESSOR shall substantially complete, except for punch list items, the modifications to Suite 1250 by the 45th day following full execution of this lease, approval of final plans and specifications (if any), and LESSOR's receipt of the first monthly rental payment, the security deposit provided for above, the Initial Payment, and a building permit (the "1250 Deadline"). In the event LESSOR fails to substantially complete, except for punch list items, the modifications to Suite 1250 by the 1250 Deadline, as extended by LESSEE's Delay(s) (as extended, the "1250 Construction Deadline"), then LESSEE shall be entitled to an abatement of rent in the amount of $493.28 per day from the 1250 Construction Deadline until the day LESSOR substantially completes, except for punch list items, the modifications to Suite 1250. This per diem rent abatement shall be LESSEE's sole and exclusive remedy for any delay by LESSOR in completing its work at Suite 1250. LESSOR shall substantially complete, except for punch list items, the modifications to Suite 1875 by the 110th day following full execution of this lease, approval of final plans and specifications (if any), and LESSOR's receipt of the first monthly rental payment, the security deposit provided for above, the Initial Payment, and a building permit (the "1875 Deadline"). In the event LESSEE in any way delays LESSOR's substantial completion (which shall include without limitation any additions and/or changes requested by LESSEE to the scope of LESSOR's work, any delay in LESSEE making any payment to LESSOR under this lease, any delay in LESSEE providing information to LESSOR for any permits or plans, and/or any interference by LESSEE and/or LESSEE's contractor(s) with LESSOR's work) ("LESSEE's Delay"), there shall be no abatement of rent and no monthly rental discount for the number of days of LESSEE's Delay, and the above date, for substantial completion, shall be extended by the number of days of LESSEE's Delay. In the event LESSOR fails to substantially complete, except for punch list items, the modifications to Suite 1875 by the 1875 Deadline, as extended by LESSEE's Delay(s) (as extended, the "Construction Deadline"), then LESSEE shall be entitled to an abatement of rent in the amount of $1027.44 per day from the Construction Deadline until the day LESSOR substantially completes, except for punch list items, the modifications to Suite 1875. This per diem rent abatement shall be LESSEE's sole and exclusive remedy for any delay by LESSOR in completing its work at Suite 1875. * and specifications ENA

E. Notwithstanding monthly rent as provided in Section 1 above, LESSEE may deduct $15,411.66 per calendar month from each monthly rental payment due (to be apportioned for any partial calendar month) from February 1, 2014 through

ENA

_______ LESSOR

_______ LESSEE

RIDER TO LEASE
(Continued)

the date LESSOR delivers possession of Suite 1875 to LESSEE (only), provided LESSEE is not then in arrears of any rent or invoice payments or otherwise in default of this lease.

F. The parties acknowledge and agree that, as of the execution of this lease, Suite 1875 has not been field measured. Accordingly, LESSOR shall carefully measure Suite 1875 (only), and if the size, including common area, does not equal 5,053 square feet (including 10.7% common area), LESSOR shall notify LESSEE in writing of the actual revised square footage and the corresponding increase or decrease in rent, based on the same rate per square foot used in this lease, and said actual revised square footage and adjusted rent shall be substituted for the corresponding figures in this lease as of the commencement date of this lease.

G. During the first six months of the lease term (only), provided LESSEE is not then in arrears of any rent or invoice payments or otherwise in default of this lease, LESSEE may install, at LESSEE's sole expense, an illuminated exterior sign of approximately 30 square feet on the Boston Avenue side of the building, in a location to be designated by LESSOR above the window line of the first floor of the building and below the window line of the second floor of the building, and in compliance with LESSOR's design and construction standards and all applicable ordinances, bylaws, and state and local building codes. LESSEE shall obtain all necessary permits and LESSOR's written consent as to size, graphics, construction, and the like, which consent shall not be unreasonably withheld or delayed. If applicable, LESSEE shall, at LESSEE's sole expense, install any and all necessary structural support for said sign (e.g., blocking), remove all existing signage, and patch and finish all holes prior to sign installation. Trees, shrubs, landscaping, and architectural elements may be removed or relocated, also at LESSEE's sole expense, in connection with such sign installation, with prior written approval of LESSOR.

H. If LESSEE elects to install said sign, then following installation, LESSEE shall maintain said sign in good working order and condition. If LESSEE fails to do so, LESSOR may in LESSOR's sole discretion, elect to have said sign repaired or removed from the building at LESSEE's sole expense, and LESSEE shall promptly pay all just invoice(s) therefor. In addition, prior to the lease termination or any earlier relocation by LESSEE, LESSEE shall remove, if requested by LESSOR, said sign and restore the premises in accordance with LESSOR's building and construction standards. Time is of the essence.

I. Notwithstanding anything to the contrary in Section 25 above, LESSEE may use and store hazardous material, as that term is defined in M.G.L. c. 21E, §2, within the premises, in an amount not to exceed LESSEE's proportionate share of the total hazardous material storage capacity allowed by applicable building code(s) and governmental authorities, provided LESSEE fully complies with all applicable local, state, and federal laws, regulations, ordinances, and bylaws (collectively, "applicable laws"). In the event that any hazardous material and/or hazardous waste remains in the premises after the termination of this lease or, if applicable, the date LESSEE otherwise vacates the premises, including but not limited to relocating to a new premises pursuant to an amendment to this lease, (in either case, the "Vacate Date"), or in the event that any manifest(s) need to be prepared for the delivery, transport, removal, and/or disposal of any hazardous material and/or hazardous waste to or from the premises (e.g., EPA Form 8700-22) and LESSEE's authorized representative is unavailable for any reason, LESSEE hereby authorizes LESSOR to execute any and all manifests and related documents necessary to properly effectuate such delivery, transport, removal, and/or disposal on LESSEE's behalf and at LESSEE's sole expense using LESSEE's Hazardous Waste Generator Identification Number. LESSEE shall be solely responsible for and shall indemnify and hold LESSOR and OWNER harmless from any and all liability, damage, and personal injury in any way relating to or arising out of the use, storage, disposal, transport, and/or release of such hazardous material or hazardous waste, except for claims directly resulting from the negligence of LESSOR or OWNER.

J. Notwithstanding anything in Section 10 above to the contrary, LESSEE's maintenance and repair obligations shall specifically include, without limitation, monthly inspection, repair and replacement as needed of all acid neutralization, pH adjustment and other wastewater treatment tanks and equipment and drain lines into which said tanks and equipment discharge, backflow preventers, back-up generators, and all HVAC equipment not exclusively serving office areas, as well as all exhaust and intake fan components, including belts and air filters. LESSEE shall be responsible for semiannual (or more frequent if necessary) cleaning and replenishment of neutralizing materials in all tanks, ensuring that all wastewater discharged from the premises is neutralized to a pH range between 6 and 9, or, in the case of deionized water, is appropriately diluted or treated, and fully complying with all applicable laws. Notwithstanding anything in Section 10 above to the contrary, LESSEE acknowledges and agrees that the plumbing, electrical, heating, and cooling systems exclusively serving the laboratory portion of the premises shall be maintained by LESSEE, at its sole expense, and that LESSOR shall maintain the restrooms and any of the above systems that exclusively serve(s) the office areas of the premises. LESSOR warrants that the plumbing, electrical, heating, and cooling systems will be in good working condition as of the commencement date of this lease. LESSEE also agrees to accept all plumbing, electrical, heating, and cooling systems in "as is" condition. Throughout the term of this lease, within 30 days following LESSOR's request, and on or

ENA LESSOR
LESSEE

RIDER TO LEASE
(Continued)

before the Vacate Date, LESSEE shall provide LESSOR with written evidence from a qualified third party of LESSEE's compliance with the foregoing inspection, repair and maintenance obligations. Time is of the essence. With respect to Suite 1250 (only) LESSEE further acknowledges and agrees that certain non-building standard equipment including but not limited to heating, cooling and make-up air equipment, shall be used to serve Suite 1250 in common with other facilities at the building. Said equipment shall be maintained by LESSOR and LESSEE shall pay to LESSOR its proportionate share of all utility and maintenance fees and charges relating to the use of such equipment. Time is of the essence.

K. On or before the Vacate Date, LESSEE, at its sole expense, shall have the entire premises, including all extensions thereof (e.g., shafts, ducts, etc.) used in any way by LESSEE, cleaned and tested, and shall provide LESSOR with a written certification from a licensed, independent, and certified industrial hygienist ("CIH") stating that as of the Vacate Date: (i) the entire premises have been cleaned and tested and are free from all harmful chemical, biological, radioactive, or other contamination arising out of LESSEE's tenancy ("contamination"); (ii) the CIH neither requires nor recommends that the premises be sanitized; (iii) there are no restrictions on future use or occupation by others, including any demolition, modification, and/or disposal of any materials as non-hazardous waste; and (iv) the indoor air quality at the premises is free from contamination and volatile compounds or substances. Said cleaning, testing, and certification shall be completed in accordance with all CIH professional standards and all applicable laws and shall include, but not be limited to, all cabinetry, countertops, walls, ceilings, floors, casework, and all other surfaces, all mechanical and HVAC equipment, ductwork, diffusers, return air grilles, filters, make-up air units, exhaust fans, hoods, plumbing lines and fixtures, drains, septic systems (if any), and all acid neutralization, pH adjustment and other wastewater treatment tanks, piping and equipment. If LESSEE used, stored, and/or disposed of any radioactive materials at, in, on, or near the premises, LESSEE shall provide LESSOR with a written statement from all applicable governmental authorities that the premises have been fully decommissioned in accordance with all applicable laws on or before the Vacate Date.

L. * The premises shall be deemed occupied by LESSEE in accordance with Sections 22 and 27 of this lease unless and until LESSEE has provided, to LESSOR's satisfaction, the required CIH certification, all applicable decommissioning statements and confirmation of LESSEE's compliance with its maintenance obligations, all in accordance with the terms of the three preceding paragraphs.

M. * LESSEE shall provide to LESSOR and maintain throughout the entire lease term an Irrevocable Standby Letter of Credit negotiable on sight in the amount of $10,000 as security for LESSEE's performance under the preceding four paragraphs and all other obligations under this lease. Said letter of credit shall be issued by a bank acceptable to LESSOR; provide for payment to LESSOR immediately and on sight upon LESSOR's delivery to the bank of a statement that the drawing represents amounts due to LESSOR from LESSEE under this lease or is otherwise permitted under this lease terminate no earlier than two months after the termination of this lease; and shall otherwise be in a form acceptable to LESSOR's counsel. In addition, LESSOR shall be entitled to draw on said letter of credit and hold the proceeds as a cash security deposit in the event that LESSOR feels insecure about the continuing solvency of the issuing bank. Said letter of credit or the amount of the letter of credit in cash shall be delivered to LESSOR upon LESSEE's execution of this lease. If cash is paid, LESSOR shall then refund it to LESSEE upon delivery to LESSOR of a letter of credit that fully complies with this paragraph. LESSEE shall pay LESSOR for all legal and administrative expenses incurred by LESSOR in connection with said letter of credit. The security required to be delivered to LESSOR pursuant to this paragraph shall be in addition to the cash security deposit provided for in Section 2 above.

N. * The preceding five paragraphs are key considerations of this lease.

O. * LESSOR consents to LESSEE's limited non-exclusive access to the roof of the building to perform LESSEE's maintenance obligations as set forth above (only). LESSEE agrees that the roof is a common area of the building and that no other work shall be carried on or any other equipment installed on the roof without the prior written consent of LESSOR. LESSEE shall be fully responsible for, and agrees to indemnify and hold LESSOR and OWNER harmless from, all property damage and personal injury, including death, associated in any way with the activities of LESSEE and LESSEE's agents, employees and contractors on the roof and/or the location, installation or maintenance of said equipment on the roof, including, but not limited to, damage to the watertight integrity of the roof and the roof membrane, from whatever cause.

P. At any one time during the initial term of this lease, provided LESSEE is not then in arrears of any rent or invoice payments or otherwise in default of this lease, LESSEE shall have the option to lease larger space of approximately 15,000 square feet. LESSEE shall give LESSOR written notice of LESSEE's requirement for such space, and shall then execute LESSOR's then-current standard form lease or amendment to lease for such space in the same or other buildings of LESSOR at LESSOR's then-current published rates, for a five-year term, within five business days of LESSOR's written notice to LESSEE that said larger space will be available. If LESSOR does not offer such larger space within six months.

______ LESSOR

______ LESSEE

RIDER TO LEASE
(Continued)

after receipt of written notice from LESSEE, then LESSEE shall have the option within 30 days thereafter to terminate the unexpired portion of this lease, without penalty, by serving LESSOR with 30 days' prior written notice to that effect. Cancellation of this lease shall be LESSEE's exclusive remedy for any failure by LESSOR to offer such larger space or any breach by LESSOR of the terms of this paragraph. Time is of the essence.

Q. Notwithstanding Section 2 above, provided LESSEE is not then in arrears of any rent or invoice payments or otherwise in default of this lease beyond any applicable notice and cure period, LESSOR agrees to apply $22,800 of the security deposit towards payment of the monthly rent due for the month of April 2015.

R LESSOR agrees that all work to be performed by LESSOR as set forth in the plan attached hereto shall be completed in a good and workmanlike manner, and in accordance with all applicable regulations, ordinances and building codes and that to LESSOR's current knowledge the premises will comply, as of the Commencement Date, with all applicable laws, regulations, ordinances and building codes.

S. Provided LESSEE is not then in arrears of any rent or invoice payments or otherwise in default of this lease, LESSEE shall have a one-time option to extend this lease, including all terms and escalations herein, for one additional term of five years (the "option term") by serving LESSOR with written notice of its desire to so extend this lease. The time for serving such written notice shall be not more than 12 months or less than six months prior to the expiration of the initial lease term. Additionally, notwithstanding Section 1 above, annual base rent during the option term shall be recalculated at 95 percent of LESSOR's published annual rental rate as of the commencement of the option term for similar space, but shall in no case be less than the annual base rent, plus all "Cost of Living" adjustments, that would otherwise be in effect as of the commencement of the option term. The base month from which to determine the amount of each "Cost of Living" adjustment throughout the option term shall then be changed to January 2019, the "comparison" month shall be changed to November 2019, and the first adjustment during the option term shall take place with the rent due on January 1, 2020. Section 1 shall continue to apply in all other respects throughout the option term. Time is of the essence.

T. * LESSEE shall have access to the premises seven days per week, 24 hours per day. LESSEE acknowledges and agrees that LESSOR has no responsibility for providing any security services for the premises, and LESSEE assumes all risks in that regard.

U. * LESSEE shall reasonably and quietly have, hold and enjoy the premises for the term hereof without hindrance or molestation from LESSOR, provided LESSEE is not then in arrears of any rent or invoice payment and is in full compliance with all terms of this lease.

V. LESSEE shall have the right to issue a press release within thirty (30) days following the date of this lease to announce it has entered into this lease provided that no financial terms are released.

W. LESSEE shall have the right to assign this lease to an entity in which LESSEE owns at least a 50 percent interest, an entity which owns at least a 50 percent interest in LESSEE, an entity which is under common control with LESSEE, an entity which is formed as a result of a merger or consolidation involving LESSEE, or a purchaser of all or substantially all of LESSEE's assets, without further consent from LESSOR, provided LESSEE and the assignee jointly serve LESSOR with prior written notice to that effect, together with all required certificates of insurance from the assignee. The terms of Section 11 of this lease shall govern said assignment in all other respects.

X. * LESSOR agrees to maintain casualty insurance in a commercially reasonable amount for the building of which the premises are a part.

Y. * LESSEE's agreement to subordinate this lease to all mortgages and/or other instruments in the nature of a mortgage, now or at any time in the future, is conditional upon the mortgagee's agreement that LESSEE's possession will not be disturbed so long as LESSEE is not in default in the payment of rent or other terms hereof.

Z. * To the extent that compensation is unavailable under LESSEE's business interruption or other insurance coverage, LESSEE shall receive a proportionate abatement of rent in the event that the premises are rendered substantially unusable for the purposes set forth in Section 3 for at least 10 consecutive business days as a result of any of the events or conditions set forth in Section 26 above. This paragraph shall not apply, however, in the case of any interruption caused, contributed to or allowed in any way to increase in size, scope and/or severity by LESSEE, its employees, agents, contractors, callers and/or invitees.

AA. During the last 60 days of the lease term (only), LESSEE may remove workstations and telephone systems supplied and installed by LESSEE, provided LESSEE has satisfactorily complied with all other terms of this lease, repairs any and all damage resulting from such removal, and restores the premises to their condition prior to the installation of said equipment in full accordance with LESSOR's construction specifications and guidelines. All such removal, repair and restoration shall include, at LESSOR's option, the complete removal of all systems serving said workstations and telephone

_______ LESSOR
_______ LESSEE

RIDER TO LEASE
(Continued)

systems, including without limitation, all wiring and/or other components serving or dedicated to said equipment. LESSEE must complete all such removal, repair, restoration and other work prior to the termination date of this lease, and the premises shall not be considered surrendered to LESSOR until LESSEE has fully complied with all the terms of this paragraph and Section 27 of this lease. Time is of the essence.

BB. Notwithstanding Section 29 above, LESSOR agrees, upon LESSEE's written request and upon the parties' execution of LESSOR's standard form Consent and Waiver, to subordinate LESSOR's security interest pursuant to this lease to that of an institutional or other commercial lender for the financing of LESSEE's business operations at the premises. In consideration of and as a condition to said subordination, a security deposit increase equal to two months' then-current rent shall be paid to LESSOR upon LESSEE's execution of said Consent and Waiver.

CC. * LESSOR warrants that, as of the date of execution of this lease, the property of which the premises are a part is not encumbered by any mortgage or instrument in the nature of a mortgage.

DD. * To LESSOR's knowledge, the common areas of the building are in compliance with state and local building and fire safety codes. LESSEE acknowledges that the premises are not handicapped accessible.

EE. LESSEE hereby releases and discharges LESSOR from all liability and responsibility to LESSEE (by way of subrogation or otherwise) for any and all loss or damage to LESSEE's real property, personal property, and/or equipment of any kind, if such loss or damage to such property and equipment is covered by insurance benefiting LESSEE or is required to be covered by insurance pursuant to this lease. LESSOR hereby releases and discharges LESSEE from all liability and responsibility to LESSOR (by way of subrogation or otherwise) for that portion of any loss or damage to LESSOR's real property, personal property, and/or equipment of any kind that exceeds five million (5,000,000) dollars (the "Excess Damages"), if the Excess Damages are covered by insurance benefiting LESSOR or are required to be covered by insurance pursuant to this lease. LESSOR and LESSEE shall each notify its respective insurance carrier, if required in order to make said release binding, that LESSOR's/LESSEE's respective release is contained in this lease.

LESSOR: **CUMMINGS PROPERTIES, LLC**

By: [signature] *Duly authorized*

Date: 12/12/13

LESSEE: **PIXARBIO CORPORATION**

By: Francis M Reynolds *Duly authorized*

Print Name: Francis M. Reynolds

Title: CEO